                                   EXHIBIT A

                           AGREEMENT OF JOINT FILING

            In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13G or any amendments thereto, with respect to the Common Stock of drugstore.com, inc., and that this Agreement be included as an exhibit to such filing.

         This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on December 18, 2003.



                                              /s/ Ian Mummery
                                              --------------------------------
                                              Ian Mummery, Individually


                                              /s/ Louise Mummery
                                              --------------------------------
                                              Louise Mummery, Individually